Exhibit (h)(2)

ATTACHMENT 1

SCHEDULE I

Funds

ETFS

KraneShares CSI China Internet ETF
KraneShares Bosera MSCI China A 50 Connect Index ETF
KraneShares MSCI All China Index ETF
KraneShares MSCI China Clean Technology Index ETF
KraneShares Emerging Markets Consumer Technology Index ETF
KraneShares MSCI One Belt One Road Index ETF
KraneShares China Credit Index ETF
KraneShares Asia Pacific High Income USD Bond ETF
KraneShares MSCI All China Consumer Discretionary Index ETF
KraneShares MSCI All China Consumer Staples Index ETF
KraneShares MSCI All China Health Care Index ETF
KraneShares Electric Vehicles and Future Mobility Index ETF
KraneShares MSCI China A Hedged Index ETF
KraneShares Asia Robotics and Artificial Intelligence Index ETF
KraneShares MSCI Emerging Markets ex China Index ETF
Quadratic Interest Rate Volatility and Inflation Hedge ETF
KraneShares Global Carbon Strategy ETF
KraneShares SSE STAR Market 50 Index ETF
KraneShares Value Line® Dynamic Dividend Equity Index ETF
KraneShares Hang Seng TECH Index ETF
KraneShares Mount Lucas Managed Futures Index Strategy ETF
Quadratic Deflation ETF
KraneShares European Carbon Allowance Strategy ETF
KraneShares California Carbon Allowance Strategy ETF
KraneShares Eastern US Carbon Strategy ETF
KraneShares Bloomberg Transitional Commodities Strategy ETF
KraneShares KWEB Covered Call Strategy ETF
KraneShares Dynamic Emerging Markets Strategy ETF
KraneShares Global EM Revenue Leaders Index ETF
KraneShares Rockefeller Ocean Engagement ETF
KraneShares Global Luxury Index ETF
KraneShares 90% KWEB Defined Outcome January 2027 ETF

KraneShares 100% KWEB Defined Outcome January 2027 ETF
KraneShares Hedgeye Hedged Equity Index ETF
KraneShares Artificial Intelligence and Technology ETF
KraneShares Sustainable Ultra Short Duration Index ETF
KraneShares China Alpha Index ETF
KraneShares Man Buyout Beta Index ETF
KraneShares 2x Long BABA Daily ETF
KraneShares 2x Long PDD Daily ETF
KraneShares 2x Long JD Daily ETF
KraneShares 2x Long BIDU Daily ETF
KraneShares 2x Long TSM Daily ETF
KraneShares 2x Long GRAB Daily ETF
KraneShares 2x Long SE Daily ETF
KraneShares 2x Long MELI Daily ETF
KraneShares 2x Long ASML Daily ETF

MUTUAL FUNDS

Krane-UBS China A Share Fund